Addendum to Contract

Addendum No. 1 to the Contract: # 11/14 dated: November 20, 2014

Between

The Buyer:    South Distributing Company, Ltd.

The Supplier: Lepota, Inc.

 Supplier and Buyer make the following terms  and conditions  part of the Contract:

1.

 Extend the contract expiration date until December 31, 2017 or earlier if one of the parties decides to terminate the agreement by giving a 30 days termination notice.

Purchaser: /s/ Sergey Aleksey Gennadyevich                             -----------------

Date:   February 25, 2016

Supplier:                     /s/  Iurtaev  Iurtaev                                                                     -----------------

Date: February 25, 2016